EXHIBIT 32.2

CERTIFICATE OF THE PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Annual Report of Centergistic Solutions, Inc. (the "Company") on Form 10-KSB for the year ended June 30, 2006 (the "Report"), I, the undersigned Chief Financial Officer of the Company, hereby certify to the best of my knowledge, solely for the purpose of complying with 18 U.S.C. Section 1350, that:

(1)    The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 28, 2007
/s/ David M. Cunningham

Name:  David M. Cunningham
Title:  President and Chief Financial Officer